NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-20
                                  POOL PROFILE


                                                   Bid                   Tolerance
AGGREGATE PRINCIPAL BALANCE                    $600,000,000               (+/- 5.00%)

MORTGAGE LOAN CUTOFF DATE                          1-Aug-98
INTEREST RATE RANGE                            6.25% - 9.00%
GROSS WAC                                              7.44%             (+/- 10 Bps%)
WEIGHTED AVERAGE SERVICE FEE                          25 bps
MASTER SERVICING FEE                                 1.7 bps
WAM (in months)                                          358             (+/- 2 month)

WALTV                                                    74%             (maximum 79%)

CALIFORNIA %                                             29%             (maximum 34%)
SINGLE LARGEST ZIP CODE CONCENTRATION                     1%             (maximum  3%)

AVERAGE LOAN BALANCE                                $323,000        (maximum $340,000)
LARGEST INDIVIDUAL LOAN BALANCE                   $1,500,000      (maximum $1,500,000)

CASH-OUT REFINANCE %                                     12%            (maximum  17%)

PRIMARY RESIDENCE %                                      97%             (minimum 92%)

SINGLE-FAMILY DETACHED %                                 92%             (minimum 87%)

FULL DOCUMENTATION %                                     94%             (minimum 89%)

UNINSURED greater than 80% LTV %                          3%              (maximum 5%)

TEMPORARY BUYDOWNS                                        0%             (maximum  5%)


THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT.

(1) All dollar amounts are approximate and all percentages are expressed as approximate percentages of the Aggregate Principal Balance.

                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                            NON-RELOCATION MORTGAGES
                              NASCOR SERIES 1998-20
                               PRICING INFORMATION



 RATING AGENCIES                           TBD by Norwest

 PASS THRU RATE                                6.75%

 ASSUMED SIZE OF PRINCIPAL ONLY CLASS          0.10%

 PRICING DATE                                 14-Jul-98

 FINAL STRUCTURE DUE DATE                     11-Aug-98            9:00 AM

 SETTLEMENT DATE                              28-Aug-98

 ASSUMED SUB LEVELS                          AAA                   4.000%
                                              AA                   2.500%
                                               A                   1.200%
                                             BBB                   0.700%
                                              BB                   0.400%
                                               B                   0.250%





 NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-20. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



 NASCOR CONTACTS                     Brad Davis (301) 846-8009
                                     Lori Fountain (301) 846-8185